Exhibit 99.1

National, Retail Trades and First Call - Release: August 14, 2003 at 4:00 EDT

KOHL'S CORPORATION REPORTS SECOND QUARTER SALES AND EARNINGS

Menomonee Falls, WI...August 14/Business Wire/Kohl's Corporation (NYSE: KSS). Kohl's Corporation reported a 14.9% increase to $2.2 billion in net sales for the quarter ended August 2, 2003. Comparable store sales rose 1.1% for the same period. Net income was $112.1 million, or $0.33 per diluted share compared to $124.4 million or $0.36 per diluted share a year ago.

For the six months ended August 2, 2003 net sales increased 14.1% to $4.3 billion from $3.8 billion for the six months ended August 3, 2002. Comparable store sales decreased 0.7%. Net income was $223.2 million or $0.65 per diluted share, compared to $231.0 million or $0.67 per diluted share a year ago.

Expansion Update

During the first half of the year, the Company successfully opened 35 new stores including entering the greater Los Angeles area with 28 stores; the San Antonio, TX market with 3 stores and a store each in Kalamazoo, MI; West Springfield, MA; Hooksett, NH; and Doylestown, PA.

Kohl's plans to open another 50 stores in the second half of the year, two in August and 48 in October. The Company plans to enter the Phoenix, AZ market with 10 stores, the Little Rock, AR market with three stores, the Las Vegas, NV market with three stores, the Birmingham, AL market with two stores, the Tucson, AZ market with two stores and the Flagstaff, AZ market with one store. In addition, the Company will add 11 stores in the Midwest Region, five stores in the Mid-Atlantic region, five stores in the Northeast region, four stores in the Southeast region, two stores in the Southcentral region, and two stores in the Southwest region. This raises our projected new store openings for fiscal 2003 from 80 stores to 85 stores.

The Company plans to open approximately 95 new stores in fiscal 2004. We anticipate opening approximately half the stores in the first quarter including the Company's continued expansion in the Southwest region with entry into the Sacramento, CA market with seven stores, the San Diego, CA market with five stores, and the Fresno, CA market with three stores.

Second Quarter Earnings Release

Investors will have the opportunity to listen to the second quarter earnings conference call today at 5:00 p.m. (EDT) by dialing 847-619-6398 ten minutes prior to the start of the call. A replay of the call will be available for approximately 24 hours after the conclusion of the call at 630-652-3018, pass code: 7435322. In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohls.com (click on "About Us" for link) or through Broadcast Networks' Vcall web site located at http://www.vcall.com. To listen to the call, please go to either web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available for approximately 30 days after the conclusion of the web cast.

Cautionary Statement Regarding Forward-Looking Information

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's intends forward-looking terminology such as "believes", "expects", "may", "will", "should", "anticipates", "plans", or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl's annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations Contact: Arlene Meier, Chief Operating Officer, (262) 703-1646

Media Contact: Tawn Earnest, Manager - Public Relations, (262) 703-6609

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KOHL'S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Millions, except per share data)

	3 Months Ended				6 Months Ended
	August 2, 2003	% to Net Sales	August 3, 2002	% to Net Sales	August 2, 2003	% to Net Sales	August 3, 2002	% to Net Sales

Net sales	$ 2,208.5		$ 1,921.8		$ 4,326.2		$ 3,792.4
Cost of merchandise sold	1,471.7	66.6%	1,234.7	64.2%	2,848.1	65.8%	2,448.6	64.6%
	---------------		---------------		---------------		---------------
Gross margin	736.8	33.4%	687.1	35.8%	1,478.1	34.2%	1,343.8	35.4%

Operating expenses
Selling, general and administrative	473.8	21.5%	423.7	22.0%	948.0	21.9%	835.5	22.0%
Depreciation and amortization	57.0	2.6%	47.4	2.5%	112.4	2.7%	91.4	2.4%
Preopening expenses	2.5	0.1%	3.0	0.2%	18.0	0.4%	19.9	0.5%
	---------------		---------------		---------------		---------------
Operating income	203.5	9.2%	213.0	11.1%	399.7	9.2%	397.0	10.5%

Interest expense, net	23.2	1.0%	13.0	0.7%	40.9	0.9%	25.6	0.7%
	---------------		---------------		---------------		---------------
Income before income taxes	180.3	8.2%	200.0	10.4%	358.8	8.3%	371.4	9.8%
Provision for income taxes	68.2	3.1%	75.6	3.9%	135.6	3.1%	140.4	3.7%
	---------------		---------------		---------------		---------------
Net income	$ 112.1	5.1%	$ 124.4	6.5%	$ 223.2	5.2%	$ 231.0	6.1%
	========		========		========		========

Earnings per share:

Basic
Net income per share	$ 0.33		$ 0.37		$ 0.66		$ 0.69
Avg. number of shares	339.0		336.7		338.5		336.3

Diluted
Net income per share	$ 0.33		$ 0.36		$ 0.65		$ 0.67
Avg. number of shares	343.7		343.4		343.1		342.9

Kohl's Corporation
Condensed Consolidated Balance Sheet
(In Thousands)
(Unaudited)
Subject to Reclassification

	August 2, 2003	August 3, 2002

Assets
Current assets:
Cash and cash equivalents	$ 107,978	$ 85,039
Short-term investments	35,036	113,230
Accounts receivable trade, net	950,142	828,458
Merchandise inventories	1,716,763	1,454,419
Deferred income taxes	34,146	40,593
Other current assets	77,285	56,373
Total current assets	2,921,350	2,578,112

Property and equipment, net	2,980,460	2,425,389
Favorable lease rights, net	186,088	171,007
Goodwill, net	9,338	9,338
Other assets	101,887	89,945
Total assets	$ 6,199,123	$ 5,273,791
	===========	===========
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 701,852	$ 590,942
Accrued liabilities	295,149	246,148
Income taxes payable	57,542	69,253
Current portion of long-term debt and capital leases	12,298	11,141
Total current liabilities	1,066,841	917,484

Long-term debt and capital leases	1,064,316	1,089,695
Deferred income taxes	205,257	134,847
Other long-term liabilities	69,245	52,251
Shareholder's equity	3,793,464	3,079,514
Total liabilities and shareholder's equity	$ 6,199,123	$ 5,273,791
	=============	============

Kohl's Corporation
Condensed Consolidated Statement of Cash Flows
(In Thousands)
(Unaudited)
Subject to Reclassification

	6 Months Ended
	August 2, 2003	August 3, 2002

Operating activities

Net income	$ 223,158	$ 231,009
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	119,047	91,810
Amortization of debt discount	3,468	4,658
Deferred income taxes	55,853	32,318
Changes in operating assets and liabilities:
Accounts receivable	40,668	7,488
Merchandise inventories	(89,767)	(256,112)
Other current assets	(33,766)	(14,973)
Accounts payable	7,104	112,072
Accrued and other long-term liabilities	(16,095)	(8,119)
Income taxes	(52,936)	(20,557)

Net cash provided by operating activities	256,734	179,594

Investing activities

Acquisition of property and equipment
and favorable lease rights, net	(334,646)	(310,096)
Net sales of short-term investments	440,955	116,147
Other	(13,814)	(12,556)
Net cash provided by (used in) investing activities	92,495	(206,505)

Financing activities

Repayments of other long-term debt, net	(357,868)	(15,660)
Payments of financing fees on debt	(185)	(936)
Proceeds from stock option exercises	26,717	21,824

Net cash (used in) provided by financing activities	(331,336)	5,228

Net increase (decrease) in cash and cash equivalents	17,893	(21,683)
Cash and cash equivalents at beginning of period	90,085	106,722

Cash and cash equivalents at end of period	$ 107,978	$ 85,039
	===========	===========